UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 7, 2022

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

65 Locust Avenue, New Canaan, Connecticut 06840

(Address of Principal Executive Offices) (Zip Code)

(203) 920-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NTIP	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 7, 2022, Network-1 Technologies, Inc. (the “Company”) announced that the U.S. District Court for the Southern District of New York entered a ruling granting in part and denying in part a motion for summary judgment by Facebook in the litigation asserted by the Company’s subsidiary Mirror Worlds Technologies, LLC. involving certain patents within the Company’s Mirror Worlds patent portfolio. In its ruling, the Court denied Facebook’s motion that the asserted patents were invalid by concluding that all the asserted claims were patent eligible under §101 of the Patent Act. The Court also granted summary judgment of non-infringement in favor of Facebook and directed the dismissal of the case.

The Company strongly disagrees with the Court’s decision on non-infringement and is evaluating its alternatives, including an appeal to the United States District Court of Appeals for the Federal Circuit.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated March 7, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated March 11, 2022	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz Title: Chairman & Chief Executive Officer